Exhibit 99.1

Investor Contact David Martin 717.612.5628 damartin@harsco.com	Media Contact Kenneth Julian 717.730.3683 kjulian@harsco.com

FOR IMMEDIATE RELEASE

HARSCO CORPORATION ANNOUNCES RESULTS OF
61st ANNUAL MEETING OF STOCKHOLDERS

CAMP HILL, PA (April 27, 2016) . . . Harsco Corporation (NYSE: HSC) announced today the results of its 61st Annual Meeting of Stockholders, held yesterday in Harrisburg, Pennsylvania.

Stockholders approved the election of all eight nominees to the Board of Directors to serve until the 2017 Annual Meeting and also ratified the Audit Committee’s appointment of PricewaterhouseCoopers LLP as Independent Auditors for the year ending December 31, 2016. Stockholders also approved the annual, non-binding advisory vote on named executive officer compensation, commonly known as a “say-on-pay” vote, and also approved the 2016 non-employee directors’ long-term equity compensation plan.

Harsco Corporation is a diversified industrial company providing onsite services and engineered products to the global steel, energy and railway sectors. Harsco’s common stock is a component of the S&P SmallCap 600 Index and the Russell 2000 Index. Additional information can be found at www.harsco.com.

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